For the fiscal year ended (a) August 31, 1996
File number (c) 811-4024

                         SUB-ITEM 77-0

                           EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

II.  CA Income Series

1.   Name of Issuer
       Metropolitan Water Dist S, CA WTRWRKS

2.   Date of Purchase
       2/15/96

3.   Number of Securities Purchased
       25,000

4.   Dollar Amount of Purchase
       $2,345,725

5.   Price Per Unit
       $93.829

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Smith Barney

7.   Other Members of the Underwriting Syndicate
       See Exhibit A



EXHIBIT A

UNDERWRITER

Smith Barney Inc.
Bear, Stearns & Co. Inc.
Grigsby Brandford & Co., Inc.
PaineWebber Incorporated
E.J. De La Rosa & Co., Inc.
J.P. Morgan Securities Inc.
Lehman Brothers
Merril Lynch & Co.
M.R. Beal & Company


For the fiscal year ended (a) August 31, 1996
File number (c) 811-4024

                         SUB-ITEM 77-0

                           EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

II.  CA Series

1.   Name of Issuer
       Puerto Rico Common Hwy & Trans Authority

2.   Date of Purchase
       3/29/96

3.   Number of Securities Purchased
       25,183

4.   Dollar Amount of Purchase
       $2,405,754

5.   Price Per Unit
       $95.529

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Merrill Lynch

7.   Other Members of the Underwriting Syndicate
       See Exhibit A



EXHIBIT A

UNDERWRITER

Merrill Lynch & Co.
Bear, Stearns & Co. Inc.
Goldman, Sachs & Co.
PaineWebber Incorporated
Citicorp Securities, Inc.
Clark Melvin Securities Corporation
Lehman Brothers
Morgan Stanley & Co. Incorporated
Oriental Financial Services Corp.
Prudential Securities Incorporated
Smith Barney Inc.


cmf1096.77O